As filed with the Securities and Exchange Commission on August 3, 2001

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Westmoreland Coal Company
(Exact Name of Registrant as Specified in Its Charter)

         Delaware                                                       23-1128670
(State or Other Jurisdiction of                                      (I.R.S. Employer
Incorporation or Organization)                                       Identification No.)

14th Floor, 2 North Cascade Avenue
    Colorado Springs, Colorado
           719-442-2600                                                    80903
(Address of Principal Executive Offices)                               (Zip Code)

Westmoreland Coal Company
And
Subsidiaries
Employees' Savings Plan
(Full Title of the Plan)

Paul W. Durham
Assistant General Counsel
14th Floor, 2 North Cascade Avenue
Colorado Springs, Colorado 80903
(Name and Address of Agent For Service)

719-448-5807
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum      Proposed Maximum
 Title of Securities                              Offering Price Per    Aggregate Offering          Amount of
to be Registered (1)    Amount to be Registered        Share (2)             Price (2)          Registration Fee

Common Stock, $2.50         500,000 shares             $14.945            $7,472,500               $1,868
par value per share
(3)

Depository Shares,          180,000 shares             $32.50             $5,850,000               $1,463
each representing
one-quarter of a
share of Series A
Convertible
Exchangeable
Preferred Stock, par
value $1.00 per share

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration  statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant  to Rules  457(c) and  457(h) of the  Securities  Act of 1933,  as
     amended,  and  based  upon the  average  of the high and low  prices of the registrant's  Common  Stock as reported on the American  Stock  Exchange on
     July 27, 2001, and based upon the average of the high and low prices of the  registrant's  Depository  Shares as  reported  on the  American  Stock
     Exchange on July 31, 2001.

(3)  Each  share  of the  registrant's  Common  Stock  offered  hereby  will  be accompanied by one Preferred Stock Purchase Right.

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                                      PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.  Plan Information.
         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement (the
"Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended
(the "Securities Act").

     Item 2.  Registrant Information and Employee Plan Annual Information.

         The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                      PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

         The registrant and the Plan are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the
Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The  registrant's  latest  annual  report and the Plan's  latest annual report filed  pursuant to Section  13(a) or 15(d) of the Exchange Act or, in the
case of the  registrant,  the latest  prospectus  filed  pursuant to Rule 424(b)
under the  Securities  Act that contains  audited  financial  statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other  reports  filed  pursuant  to  Section  13(a) or 15(d) of the
Exchange  Act since  the end of the  fiscal  year  covered  by the  registrant's document referred to in (a) above.

     (c)  The  description  of the  securities  contained  in  the  registrant's registration  statement on Form 8-A and filed under the Exchange Act,  including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Paul W. Durham is Vice President,  Human Resources - and Assistant  General
Counsel of the registrant.  As of August 1, 2001, Mr. Durham owned 833 shares of the  registrant's  Common  Stock and had  options to purchase  23,700  shares of
Common Stock, of which 10,800 are exercisable.

     Item 6. Indemnification of Directors and Officers.

     The registrant's Restated Certificate of Incorporation limits the liability of directors to the extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors,  except for liability (i) for any breach of their duty of loyalty to the corporation or its  stockholders,  (ii) for acts or omissions  not in good faith or which  involve  intentional  misconduct  or a knowing  violation of law, (iii) for unlawful  payments of dividends or unlawful stock  repurchases  or  redemptions  as  provided  in Section 174 of the General
Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     The  registrant's  Bylaws  provide that it shall  indemnify its  directors, officers, supervisors and managers to the fullest extent permitted by law.

     The  registrant  has entered into  agreements  to indemnify  certain of its directors  and officers in addition to the  indemnification  provided for in its
Bylaws.  These  agreements,  among other things,  indemnify  those directors and officers for certain expenses including  attorney's fees,  judgments,  fines and settlement  amounts  incurred  by any such  person in any action or  proceeding, including any action by or in the right of the  registrant,  arising out of such person's  services as a director or officer of us, any  subsidiary  of us or any other  company  or  enterprise  to which the  person  provides  services  at the registrant's request.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     The  Registrant  hereby  undertakes  that it has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all  changes  required  by the IRS in order to qualify the
Plan.

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     Item 9. Undertakings.

     1.  Item  512(a) of  Regulation  S-K.   The  undersigned  registrant  hereby
undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective  date of the  registration  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the  registration
          statement  or  any  material   change  to  such   information  in  the
          registration statement;

          provided,  however,  that  paragraphs (i) and (ii) do not apply if the information  required to be included in a post-effective  amendment by those  paragraphs  is  contained  in  periodic  reports  filed with or furnished to the Commission by the  registrant  pursuant to Section 13 or  Section  15(d)  of the  Exchange  Act  that  are  incorporated  by reference in the registration statement.

          (2) That,  for the  purpose of  determining  any  liability  under the
     Securities Act, each such post-effective  amendment shall be deemed to be a new registration  statement relating to the securities offered therein, and the  offering  of such  securities  at that time  shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     2.  Item  512(b) of  Regulation  S-K.   The  undersigned  registrant  hereby
undertakes  that, for purposes of determining any liability under the Securities
Act, each filing of the registrant's  annual report pursuant to Section 13(a) or
Section  15(d) of the Exchange Act (and each filing of the Plan's  annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.  Item  512(h)  of  Regulation  S-K.   Insofar  as   indemnification   for
liabilities  arising  under the  Securities  Act may be permitted to  directors, officers and  controlling  persons of the  registrant  pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange  Commission such  indemnification  is against public policy as expressed in the Securities Act and is, therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the  payment by the  registrant  of  expenses  incurred  or paid by a  director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the
Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on this third day of August, 2001.

                            WESTMORELAND COAL COMPANY

                          By: ----------------------
                                 Ronald H. Beck
                                 Vice President of Finance
                                 and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, the Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on this third day of August, 2001.

                                               Westmoreland Retirement
                                               Benefits Administrative Committee

                                               ----------------------
                                               Ronald H. Beck

                                               ----------------------
                                               Paul W. Durham

                                               ----------------------
                                               W. Michael Lepchitz

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Westmoreland Coal
Company, hereby severally constitute Ronald H. Beck and Thomas S. Barta, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated
below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Westmoreland Coal Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

________________________ Christopher K. Seglem	Chairman of the Board, President and Chief Executive Officer (Principal executive officer)	August 3, 2001

________________________ Ronald H. Beck	Vice President of Finance and Treasurer (Principal financial officer)	August 3, 2001

________________________ Thomas S. Barta	Controller (Principal accounting officer)	August 3, 2001

________________________ Michael Armstrong	Director	August 3, 2001

________________________ Thomas J. Coffey	Director	August 3, 2001

________________________ Pemberton Hutchinson	Director	August 3, 2001

________________________ Robert E. Killen	Director	August 3, 2001

________________________ William R. Klaus	Director	August 3, 2001

________________________ Thomas W. Ostrander	Director	August 3, 2001

________________________ James W. Sight	Director	August 3, 2001

________________________ William M. Stern	Director	August 3, 2001

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                                INDEX TO EXHIBITS

Number      Description

4.1 (1)     Restated Certificate of Incorporation of the Registrant.

4.2 (2)     By-Laws of the Registrant.

4.3 (3)     Rights Agreement, dated as of January 28, 1993, between
            Westmoreland Coal Company and the First Chicago Trust Company of New York.

5.1         Opinion of Paul W. Durham.

23.1(4)     Consent of Paul W. Durham.

23.2        Consent of KPMG LLP.

23.3        Consent of KPMG LLP.

24.1(5)     Power of attorney.

(1)      Previously filed with the Securities and Exchange Commission as an
         Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 001-11155) and incorporated herein by reference.

(2)      Previously filed with the Securities and Exchange Commission as an
         Exhibit to the Registrant's Current Report on Form 8-K dated June 21,
         1999 (File No. 001-11155) and incorporated herein by reference.

(3)      Previously filed with the Securities and Exchange Commission as Exhibit
         4 to the Registrant's Current Report on Form 8-K filed February 1, 1993
         (File No. 001-11155) and incorporated herein by reference.

(4)      Included in Exhibit 5.1 to this Registration Statement.

(5)      Included on the signature pages of this Registration Statement.
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Exhibit 5.1

                                                     August 3, 2001

VIA ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

         Re:      Westmoreland Coal Company
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         Submitted herewith for filing on behalf of Westmoreland Coal Company
(the "Company"), is a Registration Statement on Form S-8 relating to 500,000 shares of the Company's common stock (including the associated preferred stock purchase rights), $2.50 par value per share, and 180,000 Depository Shares, each representing one-quarter of a share of Series A Convertible Exchangeable
Preferred Stock, $1.00 par value per share, issuable pursuant to the
Westmoreland Coal Company And Subsidiaries Employees' Savings Plan.

         This filing is being effected by direct transmission to the
Commission's EDGAR System. The Company has previously wired $3,331 to the
Commission's account at the Mellon Bank in Pittsburgh in payment of the registration fee.

         Please contact the undersigned at (719) 448-5807 with any questions or comments you may have regarding this filing.

                                                     Very truly yours,

                                                     Paul W. Durham

Enclosures

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Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
      Westmoreland Coal Company and Subsidiaries:

We consent to the incorporation by reference in the registration statement on Form S-8 of Westmoreland Coal Company and subsidiaries relating to the registration of
500,000 shares of common stock (including the associated preferred stock purchase rights) and 180,000 Depository Shares under the Westmoreland Coal
Company and Subsidiaries Employees’ Savings Plan of our report dated
February 23, 2001, except as to Notes 2 and 4, which are as of March 23, 2001, relating to the consolidated balance sheets of Westmoreland Coal Company and subsidiaries as of December 31, 2000 and 1999, and the related statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the
December 31, 2000 Annual Report on Form 10-K of Westmoreland Coal Company and
subsidiaries.

 /s/ KPMG LLP

Denver, Colorado
August 2, 2001

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Exhibit 23.3

Consent of Independent Auditors

The Westmoreland Retirement Benefits Administrative Committee
      Westmoreland Coal Company and Subsidiaries:

We consent to the incorporation by reference in the registration statement on Form S-8 of Westmoreland Coal Company and subsidiaries relating to the registration of
500,000 shares of common stock (including the associated preferred stock purchase rights) and 180,000 Depository Shares under the Westmoreland Coal
Company and Subsidiaries Employees’ Savings Plan of our report dated
February 1, 2001, relating to the statements of net assets available for distribution to participants of the Westmoreland Coal Company and Subsidiaries
Employees’ Savings Plan, (previously the Westmoreland Coal Company and
Affiliated Companies Employees’ Savings/Retirement Plan), as of August 31,
2000 and 1999, and the related statements of changes in net assets available for distribution to participants for the years then ended, which report appears in the August 31, 2000 Annual Report on Form 11-K of the Westmoreland Coal Company
and Subsidiaries Employees’ Savings Plan, (previously the Westmoreland Coal
Company and Affiliated Companies Employees’ Savings/Retirement Plan).

 /s/ KPMG LLP

Denver, Colorado
August 2, 2001